Calculation of Filing Fee Tables
S-8
Skydance Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class B common stock, par value $0.001 per share	457(a)	34,152,673	$ 6.79	$ 231,896,649.67	0.000087	$ 20,175.01
Total Offering Amounts:						$ 231,896,649.67		$ 20,175.01
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 20,175.01
Offering Note
[1]	(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class B common stock of Skydance Corporation (the "Company"), par value $0.001 per share ("Class B Common Stock"), that may become issuable by reason of, or to prevent dilution from, any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class B Common Stock under the Skydance Corporation 2025 Incentive Award Plan (the "2025 Plan"). (b) Represents additional shares of Class B Common Stock reserved for issuance under the 2025 Plan, pursuant to the equitable adjustment of the number of shares reserved for issuance under the 2025 Plan in connection with the Company's distribution of warrants to certain holders of Class B Common Stock. (c) Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of computing the amount of the registration fee with respect to additional shares issuable under the 2025 Plan, under the Securities Act in accordance with Rule 457(c), on the basis of the average of the high and low prices of shares of Skydance Corporation's Class B Common Stock, as reported on the New York Stock Exchange on October 19, 2026 of $6.79.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources